Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS, EXCEEDING EXPECTATIONS

Company Generated 27% Year-Over-Year Top-Line Growth for Third Quarter 2017

Diluted Income Per Share Increased 81% Year-Over-Year to $0.49 for the Third Quarter 2017

Company Raises Full Year 2017 Guidance Ranges

Fort Washington, PA—October 25, 2017—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services including Nutrisystem® and South Beach Diet® brands today reported financial results for the quarter and nine months ended September 30, 2017.

Dawn Zier, President and Chief Executive Officer, stated, “The strong and increasing demand for our expanded array of weight loss solutions has resulted in our 17th consecutive quarter of year-over-year top-line growth. New and reactivation customer revenues continue to expand at double-digit rates as we leverage our targeting capabilities. Additionally, we are pleased with consumer interest in the South Beach Diet and the brand’s ability to onboard new consumers to our platform.”

Ms. Zier added, “As we head into 2018, we’re well positioned to continue our successful track record of providing new and existing customers with the programs, products and support they want and need to reach their health-oriented goals. Our multi-brand approach enables us to garner a greater share of the large and growing weight loss space, and we are excited about our Diet Season plans for both Nutrisystem and the South Beach Diet. We look forward to continuing to drive long-term growth and shareholder value.”

The following are key financial highlights for the period.  Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Third Quarter 2017 Compared to Third Quarter 2016

•	Revenue increased 27% to $158.1 million, compared to $124.6 million.
•	Gross margin increased 50 basis points to 54.2%, compared to 53.7%.
•	Net income increased 89% to $15.0 million, compared to $7.9 million.
•	Diluted income per common share increased 81% to $0.49, compared to $0.27.
•	Adjusted EBITDA increased 53% to $27.7 million, compared to $18.1 million.
•	During the third quarter of 2017, the Company repurchased $1.5 million of stock under its existing share buyback program.
•	The Board of Directors has declared a quarterly dividend of $0.175 per share, payable November 16, 2017 to stockholders of record as of November 6, 2017.

Mike Monahan, Chief Financial Officer, commented, “Our third quarter and year-to-date results reflect strong revenue and earnings growth and a continued strengthening of our balance sheet. As a result of this performance, we are raising our guidance ranges for the full year. We are also announcing our Board’s authorization of a new $50 million share buyback to commence upon the expiration of our existing buyback authorization in November 2017. This gives us the flexibility to take advantage of market conditions to further enhance shareholder value.”

Fourth Quarter and Increased Full Year 2017 Guidance

The Company’s fourth quarter and updated full year 2017 guidance are outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

•

Fourth quarter revenue is expected to be in the range of $126 to $131 million, net income   between $11.4 and $12.7 million, diluted income per common share between $0.37 and $0.42, and adjusted EBITDA between $23.7 and $25.7 million.

•

Full year 2017 revenue is now expected to be in the range of $692 to $697 million compared to the previous range of $684 to $694 million, net income between $58.3 and $59.7 million compared to the previous range of $56.1 to $59.0 million, diluted income per common share between $1.91 and $1.96 compared to the previous range of $1.84 to $1.94, and adjusted EBITDA between $109.4 and $111.4 million compared to the previous range of $107.1 to $111.3 million.

Share Repurchase Program

The Company’s Board of Directors has authorized a new share repurchase program to take effect promptly following the expiration of the Company’s existing share repurchase program on November 3, 2017.  Pursuant to the new authorization, commencing November 4, 2017 the Company may repurchase up to $50 million of its common stock over the following 24 months in open market transactions at amounts and prices that Company management deems appropriate, subject to general market and economic conditions, regulatory and contractual requirements and other considerations. Repurchases will be funded from cash on hand and available borrowings.

Conference Call and Webcast

Management will host a conference call to discuss third quarter 2017 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13671816.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation.

The Company excludes non-cash employee compensation because it is a non-cash expense that is not reflective of the cash expenses of the Company. EBITDA and adjusted EBITDA are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as fourth quarter and updated full year 2017 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures, including the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of more than 45 years. The Company’s multi-brand approach to weight loss includes two distinct programs for 2017. From the flagship Nutrisystem® brand comes the clinically-tested Nutrisystem® Lean13 program, designed to deliver weight loss of up to 13 pounds and seven inches in the first month. In 2017, South Beach Diet® became an all-new structured meal delivery weight-loss program following the acquisition of the brand in December 2015. Additional Nutrisystem branded weight-loss products include Fast 5 and Turbo 10, as well as multi-day kits and individual products at select retail outlets.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUE	$158,149	$124,571	$565,720	$436,504

COSTS AND EXPENSES:
Cost of revenue	72,357	57,694	259,684	205,394
Marketing	42,067	33,499	168,585	128,441
General and administrative	18,626	16,707	59,620	51,744
Depreciation and amortization	3,755	4,332	11,321	10,160
Total costs and expenses	136,805	112,232	499,210	395,739
Operating income	21,344	12,339	66,510	40,765
INTEREST (INCOME) EXPENSE, net	(48)	(11)	(74)	23
Income before income tax expense	21,392	12,350	66,584	40,742
INCOME TAX EXPENSE	6,365	4,401	19,638	14,123
Net income	$15,027	$7,949	$46,946	$26,619
BASIC INCOME PER COMMON SHARE	$0.50	$0.27	$1.57	$0.90
DILUTED INCOME PER COMMON SHARE	$0.49	$0.27	$1.54	$0.90
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,799	29,320	29,685	29,162
Diluted	30,299	29,613	30,164	29,465
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.525	$0.525

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	September 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,648	$9,623
Short term investments	41,968	23,873
Receivables	18,898	17,560
Inventories	23,834	38,504
Prepaid income taxes	1,826	0
Other current assets	7,075	10,084
Total current assets	141,249	99,644
FIXED ASSETS, net	31,339	32,643
INTANGIBLE ASSETS, net	13,334	14,084
DEFERRED INCOME TAXES	7,932	6,940
OTHER ASSETS	993	929
Total assets	$194,847	$154,240
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,682	$33,106
Accrued payroll and related benefits	9,978	10,351
Income taxes payable	0	228
Deferred revenue	9,373	7,482
Other accrued expenses and current liabilities	6,300	6,672
Total current liabilities	59,333	57,839
NON-CURRENT LIABILITIES	1,865	1,877
Total liabilities	61,198	59,716

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 30,591 at September 30, 2017 and 30,203 at December 31, 2016)	30	30
Additional paid-in capital	66,100	54,057
Treasury stock, at cost, 551 shares at September 30, 2017 and 517 shares at December 31, 2016	(9,925)	(8,329)
Retained earnings	77,473	48,799
Accumulated other comprehensive loss	(29)	(33)
Total stockholders’ equity	133,649	94,524
Total liabilities and stockholders’ equity	$194,847	$154,240

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$46,946	$26,619
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,321	10,160
Loss on disposal of fixed assets	0	104
Share–based compensation expense	7,899	5,134
Deferred income tax (benefit) expense	(1,015)	1,609
Other charges	26	2
Changes in operating assets and liabilities:
Receivables	(1,338)	6,662
Inventories	14,670	11,102
Other assets	2,945	3,290
Accounts payable	599	(6,698)
Accrued payroll and related benefits	(373)	(273)
Deferred revenue	1,891	193
Income taxes	(2,032)	(1,153)
Other accrued expenses and liabilities	(586)	(827)
Net cash provided by operating activities	80,953	55,924
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(30,196)	(14,067)
Proceeds from sales of short term investments	12,080	4,047
Capital additions	(9,088)	(10,444)
Net cash used in investing activities	(27,204)	(20,464)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	4,144	1,839
Employee tax withholdings related to the vesting of equity awards	(1,596)	(2,652)
Excess tax benefits from share-based compensation	0	1,766
Repurchase and retirement of common stock	(2,285)	0
Payment of dividends	(15,987)	(15,587)
Net cash used in financing activities	(15,724)	(14,634)
NET INCREASE IN CASH AND CASH EQUIVALENTS	38,025	20,826
CASH AND CASH EQUIVALENTS, beginning of period	9,623	6,191
CASH AND CASH EQUIVALENTS, end of period	$47,648	$27,017

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income	$15,027	$7,949	$46,946	$26,619
Interest (income) expense, net	(48)	(11)	(74)	23
Income tax expense	6,365	4,401	19,638	14,123
Depreciation and amortization	3,755	4,332	11,321	10,160
EBITDA	25,099	16,671	77,831	50,925
Non-cash employee compensation expense	2,625	1,468	7,899	5,134
Adjusted EBITDA	$27,724	$18,139	$85,730	$56,059

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending December 31, 2017		Twelve Months Ending December 31, 2017
	Low	High	Low	High

Net income	$11,363	$12,749	$58,309	$59,695
Interest expense (income), net	34	34	(40)	(40)
Income tax expense	6,193	6,807	25,831	26,445
Depreciation and amortization	3,729	3,729	15,050	15,050
EBITDA	21,319	23,319	99,150	101,150
Non-cash employee compensation expense	2,351	2,351	10,250	10,250
Adjusted EBITDA	$23,670	$25,670	$109,400	$111,400